UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: January 14, 2004 (Date of earliest event reported: December 30, 2003)

Nexstar Broadcasting Group, Inc.

Nexstar Finance Holdings, Inc.

Nexstar Broadcasting, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-50478	23-3083125
Delaware	333-68964	23-3063153
Delaware	333-62916	23-3063152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Lake Carolyn Parkway, Suite 1450

Irving, Texas 75039

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2.	Acquisition or Disposition of Assets

On December 30, 2003, Nexstar Broadcasting Group, Inc. (the “Company”) completed the acquisition of all the subsidiaries of Quorum Broadcast Holdings, LLC (“Quorum”), which own or operate 11 television stations (including WTVW, which is under contract for sale) and provide management, sales or other services to an additional 5 stations. Giving effect to the transaction, the Company enters 9 new mid-size markets, increasing the number of stations the Company owns, operates or provides services to by 60 percent. The Company acquired the Quorum subsidiaries by merging the various Quorum subsidiaries into the Company’s subsidiaries. Quorum is an affiliate of ABRY Broadcast Partners III, L.P. which, together with ABRY Broadcast Partners II, L.P., controls the Company.

Under the terms of the definitive agreement announced on September 12, 2003, the Company paid total consideration of approximately $230 million through a combination of cash, shares of its common stock and the assumption or refinancing of Quorum’s debt, net of expected proceeds from the sale of WTVW. The Company financed the transaction with certain proceeds from the Company’s initial public offering of stock completed on November 24, 2003, the private placement of $125.0 million aggregate principal amount of senior subordinated notes by Nexstar Broadcasting, Inc. (“Nexstar Inc.”), an indirect subsidiary of the Company, additional borrowings under the Nexstar Inc.’s amended senior credit facility with Bank of America, N.A. and other lenders named therein and cash on hand.

On December 30, 2003, Mission Broadcasting, Inc. (“Mission”) completed the acquisition of Mission Broadcasting of Amarillo, Inc., Kenos Broadcasting, Inc. and Kenos Broadcasting II, Inc. and their respective subsidiaries, if any. The Company provides services to the stations owned by Mission.

Item 5.	Other Events.

On December 31, 2003 the Company issued two press releases. One press release, attached hereto as Exhibit 99.1, announced that the Company and its subsidiaries completed the acquisition of the subsidiaries of Quorum Broadcast Holdings, LLC (the “Quorum Acquisition”).

The other press release, attached hereto as Exhibit 99.2, announced the completion of the private placement of 7% senior subordinated notes due 2014 (the “Notes”) and the new $275 million senior credit facility, which replaced the an existing $265 million senior credit facility. The Notes were offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

The completion of the private placement and new credit facility, together with the Company’s initial public offering of common stock on November 24, 2003, were part of a previously announced recapitalization of the Company’s finances. Proceeds from the Notes were used to finance the Quorum Acquisition.

The two press releases attached hereto as Exhibits 99.1 and 99.2 are incorporated herein by reference.

In December 2003, the Company discovered that it had been filing documents with the Securities and Exchange Commission’s EDGAR system under EDGAR codes for one of its previous subsidiaries, which was known as Nexstar Management, Inc. and merged out of existence into one of the Company’s subsidiaries on December 30, 2003. Nexstar Management, Inc. was also known as “Nexstar Broadcasting Group, Inc.,” which is the same as the current name of the Company. The Company has notified the SEC of the mistake of EDGAR codes. In any case, the Company does not believe the mistake caused a material harm to security holders of the Company or any of its subsidiaries.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements and Pro Forma Financial Statements of Business Acquired.

The financial statements and pro forma financial information required to be filed in connection with the Quorum Acquisition are not filed herein. Such financial statements will be filed as an amendment within 60 days after filing this Form 8-K.

(b)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 31, 2003
99.2	Press Release dated December 31, 2003

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.
NEXSTAR FINANCE HOLDINGS, INC.
NEXSTAR BROADCASTING, INC.

Date:	January 14, 2004	By:	/s/ G. Robert Thompson

		Name:	G. Robert Thompson
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 31, 2003

99.2	Press Release dated December 31, 2003